Exhibit 99.1

ARGENTINA’S NATO BID MAY PAVE THE WAY FOR ECONOMIC GROWTH, WITH POTENTIAL ADVANTAGES FOR GAUCHO GROUP HOLDINGS, INC.

Company Anticipates Stability and Growth to Positively Impact Real Estate Sector

MIAMI, FL / April 22, 2024 Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced that Argentina’s recent effort to become a “global partner” of NATO could herald significant economic stability and growth. This alignment, which seeks to reconnect Argentina with the U.S. and other Western economies, is anticipated to boost the business environment and, by extension, enhance the value of Gaucho Holdings’ luxury real estate investments in the region.

Given the historical economic boosts observed in countries post-NATO alliances, Gaucho Holdings is optimistic about Argentina’s resultant economic stability and growth. Argentina’s effort to form a partnership with NATO comes at a time when the country is taking considerable steps to mend and strengthen its economic policies and international relationships. These actions are expected to foster an environment rife for investment and growth, particularly in sectors where Gaucho Holdings operates.

The Company’s CEO and Founder, Scott Mathis, commented on the development, stating, “We are observing a pivotal transformation in Argentina’s international relations, which we believe can lead to substantial economic stability and growth. Such an environment is conducive for significant appreciation in real estate values, especially in prime markets where Gaucho Holdings maintains considerable assets. This move could greatly benefit our stakeholders and enhance the intrinsic value of our extensive portfolio in Argentina.”

Gaucho Holdings aims to deliver exclusive luxury experiences to its clientele, driven by unique products and tailored services. With a robust presence in Argentina’s flourishing markets, Gaucho Holdings is dedicated to upscale investments and promising opportunities in the region.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com